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                                                                    EXHIBIT 99.1

    FIRST EMPIRE STATE CORPORATION -- PROXY SOLICITED BY BOARD OF DIRECTORS

Richard A. Lammert and Timothy C. McEvoy, and each of them, with full power to act alone and with full power of substitution, are hereby authorized to represent the stockholder named on the reverse side hereof ("stockholder") at the Special Meeting of Stockholders of First Empire State Corporation ("First Empire") to be held on March 17, 1998, at 11:00 a.m., local time, at M&T Center, One Fountain Plaza, Buffalo, New York, or any adjournments or postponements thereof, and to vote, as indicated on the reverse side hereof, the number of shares of Common Stock which the stockholder would be entitled to vote if personally present at said meeting. The above named individuals, and each of them with full power to act alone, are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournments or postponements thereof, in accordance with their best judgment.

THIS PROXY MAY BE REVOKED BY GIVING THE SECRETARY OF THE MEETING WRITTEN NOTICE OF REVOCATION OR A SUBSEQUENTLY DATED PROXY AT ANY TIME BEFORE THE VOTING OF THE SHARES REPRESENTED BY THIS PROXY, OR BY CASTING A BALLOT AT THE MEETING.

                  THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE FIRST EMPIRE PROPOSAL. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE FIRST EMPIRE PROPOSAL.

THE FIRST EMPIRE PROPOSAL: PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION AND RELATED AGREEMENT AND PLAN OF MERGER, BOTH DATED AS OF OCTOBER 28, 1997, PROVIDING, AMONG OTHER THINGS, FOR THE MERGER OF ONBANCORP, INC. WITH AND INTO OLYMPIA FINANCIAL CORP., A WHOLLY OWNED SUBSIDIARY OF FIRST EMPIRE AND THE ISSUANCE OF UP TO 1,510,000 SHARES OF COMMON STOCK IN CONNECTION THEREWITH, AS DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/ PROSPECTUS.

            FOR  / /            AGAINST  / /            ABSTAIN  / /

SIGNATURE(S) ________________________________________ DATE: ____________________

Please sign as name appears hereon. Joint owners should each sign. When signing on behalf of a corporation or partnership or as attorney, executor, administrator, trustee or guardian, please give full title of each.